Exhibit 99.1

ATC Contact: Brad Singer

Chief Financial Officer and Treasurer

Telephone: (617) 375-7500

FOR IMMEDIATE RELEASE

American Tower Announces Restatement of Financial Statements

to Correct Accounting for Ground Leases and Related Depreciation

Boston, Massachusetts – February 28, 2005 - American Tower Corporation (NYSE: AMT) announced today that following a review of its lease-related accounting practices, and in consultation with its independent registered public accounting firm, the Company has determined to restate its previously issued financial statements for periods ending on or prior to September 30, 2004.

The Company will restate its financial statements to correct the periods used to calculate depreciation expense and straight-line rent expense relating to certain of its tower assets and underlying ground leases. The primary effect of this accounting correction will be to accelerate to earlier periods non-cash rent expense and depreciation expense with respect to certain of the Company’s tower sites, resulting in an increase in non-cash expenses compared to what has previously been reported. The restatement will not impact historical or future cash flows provided by operating activities, the timing or amount of payments under the related ground leases, or compliance with any financial ratio covenant under the Company’s credit facility or other financial covenants under its debt instruments.

The Company will amend the appropriate filings with the Securities and Exchange Commission to include restated financial statements for the three-year period ended December 31, 2003 and the first three fiscal quarters of 2004. Accordingly, the financial statements and the related independent auditors’ reports contained in the Company’s prior filings with the Securities and Exchange Commission should no longer be relied upon.

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American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in North America. Giving effect to pending transactions, American Tower operates approximately 15,000 sites in the United States, Mexico, and Brazil, including approximately 300 broadcast tower sites. For more information about American Tower Corporation, please visit our web site www.americantower.com.

This press release contains “forward-looking statements,” including statements regarding the Company’s change in accounting practice and the expected impact of the change. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results; (2) our substantial leverage and debt service obligations may adversely affect our operating results; (3) restrictive covenants in our loan agreement and indentures could adversely affect our business by further limiting our flexibility; (4) our participation or inability to participate in tower industry consolidation could involve certain risks; (5) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, our revenue and our ability to generate positive cash flows could be adversely affected; (6) due to the long-term expectations of revenue from tenant leases, we are dependent on the creditworthiness of our tenants; (7) our foreign operations are subject to expropriation risk, governmental regulation, funds inaccessibility, and foreign exchange exposure; (8) a substantial portion of our revenues is derived from a small number of customers; (9) new technologies could make our tower antenna leasing services less desirable to potential tenants and result in decreasing revenues; (10) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; and (11) the bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information under the caption entitled “Factors That May Affect Future Results” in our Form 10-Q for the quarter ended September 30, 2004, which we incorporate herein by reference. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.